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                                                                    Exhibit 99.1

        Statement of Chief Executive Officer and Chief Financial Officer
                   Regarding Periodic Reports Filed Under the
                         Securities Exchange Act of 1934

     The undersigned Chief Executive Officer and Chief Financial Officer of Interep National Radio Sales, Inc. (the "Company") certify that:

     1.  This statement is being filed pursuant to 18 U.S.C. ss. 1350.

     2. This statement accompanies the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 (the "Quarterly Report"), which contains unaudited financial statements of the Company for such fiscal quarter.

     3. The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This statement has been signed by the following persons in the capacities indicated on August 14, 2002.




/s/ Ralph C. Guild                           /s/ William J. McEntee, Jr.
-----------------------------------          -----------------------------------
Ralph C. Guild                               William J. McEntee, Jr.
Chief Executive Officer                      Chief Financial Officer